Exhibit 10.11.3

INDEX

COLLATERAL MANAGEMENT AGREEMENT

This Agreement, dated as of March 21, 2006, is entered into by and between NewStar Structured Finance Opportunities, LLC, a Delaware limited liability company, (together with successors and assigns permitted hereunder, the “Issuer”), and NewStar Financial, Inc., a Delaware corporation (“NewStar”), as collateral manager (the “Collateral Manager”).

WITNESSETH:

WHEREAS, pursuant to a Note Purchase Agreement dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Note Purchase Agreement”), among the Issuer, NewStar, the Investors party thereto, IXIS Financial Products Inc., as agent for the Investors (the “Investor Agent”) and U.S. Bank National Association (“U.S. Bank”), as trustee (the “Trustee”), the Issuer intends to issue Notes pursuant to which the Investors will make Advances from time to time secured primarily by Collateral Debt Securities;

WHEREAS, the Issuer intends to pledge certain Collateral Debt Securities, Eligible Investments and certain other assets (collectively, the “Collateral”) to the Trustee pursuant to a Security Agreement dated as of the date hereof by and between the Issuer and U.S. Bank in its capacities as Trustee and Custodian;

WHEREAS, the Issuer wishes to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Collateral in the manner and on the terms set forth herein and to provide such additional services as are consistent with the terms of this Agreement and the Note Purchase Agreement; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1. Definitions.

Terms used but not defined herein shall have the meanings set forth in the Note Purchase Agreement.

Section 2. Duties of the Collateral Manager.

Subject to and in accordance with the Note Purchase Agreement and this Agreement, the Collateral Manager shall provide services to the Issuer as follows:

(a) Duties Specified Herein and in Note Purchase Agreement; Power of Attorney. The Collateral Manager agrees to supervise and direct the investment and reinvestment of the Collateral and shall perform on behalf of the Issuer those investment-related duties and functions assigned to the Issuer in the Note Purchase Agreement and the duties that have been expressly delegated to the Collateral Manager in this Agreement and in the Note Purchase Agreement. Any reference in this Agreement to the Collateral Manager’s duties or obligations hereunder shall also include those duties expressly delegated to it in the Note Purchase Agreement and those duties of the Issuer under the Note Purchase Agreement which the Collateral Manager has agreed herein to perform on the Issuer’s behalf; it being understood that the Collateral Manager shall have no obligation hereunder to perform any duties other than its duties as specified herein or in the Note Purchase Agreement.

In furtherance of the foregoing, the Issuer hereby appoints the Collateral Manager the Issuer’s true and lawful agent and attorney-in-fact, with full power of substitution and full authority in the Issuer’s name, place and stead, and at the Collateral Manager’s expense and without any necessary further approval of the Issuer, in connection with the performance of the Collateral Manager’s duties provided for in this Agreement, including, without limitation, the following powers: (i) to buy, sell, exchange, convert and otherwise trade Collateral Debt Securities and Eligible Investments, (ii) to sell, exchange or otherwise dispose of any equity securities (including Margin Stock) and (iii) to negotiate, execute (under hand, under seal or as a deed) and deliver all necessary and appropriate documents and instruments on behalf of the Issuer to the extent necessary or appropriate to perform the services referred to in the first paragraph of this Section 2(a). The foregoing power of attorney is a continuing power, coupled with an interest, and shall remain in full force and effect until revoked by the Issuer in writing by virtue of the termination of this Agreement pursuant to Section 11 hereof or an assignment of this Agreement pursuant to Section 13 hereof; provided that any such revocation shall not affect any transaction initiated prior to such revocation. Nevertheless, if so requested by the Collateral Manager or a purchaser of a Collateral Debt Security, an Eligible Investment or equity securities, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(b) Standard of Care. The Collateral Manager shall perform its obligations hereunder with reasonable care, using a degree of skill and attention no less than that which the Collateral Manager (i) exercises with respect to comparable assets that it manages for itself and (ii) exercises with respect to comparable assets that it manages for others, and in a manner consistent with practices and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Collateral, except as expressly provided otherwise in this Agreement and/or the Note Purchase Agreement. To the extent not inconsistent with the foregoing, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties hereunder. The Collateral Manager covenants and agrees, in performing its duties hereunder, to act in a prudent and commercially reasonable manner in discharging its duties under this Agreement and that it will seek, on a reasonable good faith efforts basis but subject to the applicable restrictions set forth herein and in the Note Purchase Agreement, to manage the Collateral in such a way that there will be sufficient funds available on each Payment Date in accordance with the priorities set forth in the Note Purchase Agreement.

(c) Monitoring and Reporting. The Collateral Manager shall monitor the Collateral, on behalf of the Issuer, on an ongoing basis and provide to or at the direction of the Issuer all reports, schedules and other data which the Issuer is required to prepare, deliver or furnish under the Note Purchase Agreement.

(d) Selection and Management of Collateral; Special Redemption. The Collateral Manager shall in accordance with the provisions of the Note Purchase Agreement and this Agreement (1) select all Collateral Debt Securities and Eligible Investments to be acquired by the Issuer and pledged to the Trustee pursuant to the Financing Documents and (2) facilitate the acquisition and settlement of Collateral Debt Securities and Eligible Investments. The Collateral Manager may take any of the following actions on behalf of the Issuer or, subject to and in accordance with the applicable provisions of the Note Purchase Agreement and this Agreement, direct the Investor Agent or the Trustee in writing to take any of the following actions, with respect to a Collateral Debt Security or Eligible Investment or equity securities:

(i) retain such Collateral Debt Security or Eligible Investment;

(ii) dispose of such Collateral Debt Security or Eligible Investment or equity securities in the open market or otherwise;

(iii) acquire, in substitution for or in addition to any one or more Collateral Debt Securities or Eligible Investments included in the Collateral, one or more additional Collateral Debt Securities or Eligible Investments;

(iv) if applicable, tender such Collateral Debt Security or Eligible Investments pursuant to a tender offer, redemption, exchange offer, conversion or other similar action (an “Offer”);

(v) consent to any proposed amendment, modification or waiver;

(vi) retain or dispose of any securities or other property (if other than cash) received pursuant to an Offer;

(vii) waive any default with respect to any Defaulted Securities;

(viii) vote to accelerate the maturity of any Defaulted Securities; or

(ix) exercise any other rights or remedies with respect to a Collateral Debt Security or Eligible Investment as provided in the related Underlying Instruments or take any other action consistent with the terms of the Note Purchase Agreement.

Section 3. Brokerage.

The Collateral Manager shall cause any purchase or sale of any Collateral Debt Security to be conducted on arm’s length terms, and shall use commercially reasonable efforts to obtain the best overall terms and best execution of all orders placed with respect to the Collateral, considering all circumstances. Subject to the objective of obtaining best overall terms and best execution, the Collateral Manager may take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended. Such services may be used by the Collateral Manager or its Affiliates in connection with its respective other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders of securities placed with respect to the Collateral with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with similar orders being made simultaneously for accounts of its Affiliates, if in the Collateral Manager’s reasonable judgment such aggregation is consistent with the objective of obtaining best execution and shall not result in an overall economic loss to the Issuer, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. When any aggregate sales or purchase orders occur, the Collateral Manager (and any of its Affiliates involved in such transactions) shall allocate the executions among the accounts in a manner deemed equitable by the Collateral Manager. In addition to the foregoing and subject to the objective of obtaining best overall terms and best execution and to the extent permitted by applicable law, the Collateral Manager may, on behalf of the Issuer, direct the Issuer in writing to acquire any and all of the Eligible Investments or other

Collateral from, or sell Collateral Debt Securities or other Collateral to, the Collateral Manager’s Affiliates, the Investor Agent, the Investors, the Trustee or their respective Affiliates.

Section 4. Additional Activities of the Collateral Manager.

(a) Other Activities. Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Issuer and its Affiliates, the Investor Agent, the Investors, the Trustee or any other Person or entity to the extent permitted by applicable law. Without limiting the generality of the foregoing, the Collateral Manager, its Affiliates and the directors, members, officers, employees and agents of the Collateral Manager and its Affiliates may, subject to any limits specified in the Note Purchase Agreement:

(i) serve as directors (whether supervisory or managing), officers, partners, employees, agents, nominees or signatories for any issuer of any obligations included in the Collateral or their respective Affiliates, to the extent permitted by their Underlying Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any issuer of any obligations included in the Collateral or its Affiliates, pursuant to their respective Underlying Instruments; provided that, in the reasonable judgment of the Collateral Manager, such activity will not have a material adverse effect on any item of the Collateral;

(ii) receive fees for services of any nature rendered to the issuer of any obligations included in the Collateral or their Affiliates; provided that, in the reasonable judgment of the Collateral Manager, such activity will not have a material adverse effect on any item of the Collateral and provided, further, that, with respect to such services, the Collateral Manager is not acting as agent of the Issuer or otherwise receiving fees related to the purchase by the Issuer of any obligations included in the Collateral; and

(iii) be a secured or unsecured creditor of, or hold an equity interest in, or own or hold notes issued by, the Issuer, its Affiliates or any issuer of any obligation included in the Collateral; provided that the Collateral Manager may not take any such actions (other than the holding of Notes issued by the Issuer) (x) unless, in the reasonable judgment of the Collateral Manager, such activity will not affect the ability of the Issuer, the Investor Agent or the Trustee to enforce its respective rights with respect to any Collateral or (y) if, in the opinion of counsel to the Issuer (delivered to the Collateral Manager), such action would require registration of the Issuer as an “investment company” under the Investment Company Act or violate any applicable provisions of federal, state or non-U.S. law or any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer.

(b) Advisory Services to Others. It is understood that the Collateral Manager and any of its Affiliates may engage in any other business and furnish investment and advisory services to others, including Persons that may have investment policies similar to those followed by the Collateral Manager with respect to the Collateral and that may own securities of the same class, or which are the same type, as the Collateral Debt Securities or other securities of the issuers of Collateral Debt Securities or Eligible Investments provided that, with respect to such services, the Collateral Manager is not acting as agent of the Issuer. The Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Collateral.

(c) Non-Public Information. Unless the Collateral Manager determines in its reasonable judgment that such purchase or sale may be appropriate, the Collateral Manager may refrain from directing the purchase or sale hereunder of securities issued by (i) Persons of which the Collateral

Manager, its Affiliates or any of its or their officers, directors or employees are directors or officers, (ii) Persons for which the Collateral Manager or its Affiliates act as financial adviser or underwriter or (iii) Persons about which the Collateral Manager or any of its Affiliates have information that the Collateral Manager determines might prohibit it from trading such securities in accordance with applicable law. The Collateral Manager shall not be obligated to pursue any particular investment or opportunity with respect to the Collateral.

Section 5. Conflicts of Interest.

The Collateral Manager shall not have authority to direct the Issuer to purchase or to sell any Collateral from or to the Collateral Manager or any of its Affiliates as principal, or from or to any other account, portfolio or person for which the Collateral Manager or any of its Affiliates serves as investment advisor, unless (i) the terms and conditions thereof are no less favorable to the Issuer as the terms it would obtain in a comparable arm’s length transaction with a non-Affiliate, (ii) the transactions are effected in accordance with all applicable laws (including, without limitation, the Investment Advisers Act of 1940, as amended, and the rules thereunder (the “Advisers Act”)) and (iii) the transactions are exempt from the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, and the Code and such transfer is otherwise made in accordance with Section 5.21 of the Note Purchase Agreement.

Section 6. Maintenance of Books and Records.

The Collateral Manager shall keep proper books of record and accounts in which full, true and correct entries in accordance with GAAP shall be made of all material financial matters and transactions in relation to its business and activities; and shall permit representatives of the Investors (at such Investors’ expense unless an Event of Default shall have occurred and be continuing, in which case any such costs and expenses attributable thereto shall be at the Collateral Manager’s expense) to visit and inspect any of the properties of the Collateral Manager, to examine and make copies of any of the books and records of the Collateral Manager and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at reasonable times and as often as may reasonably be desired; provided that any visitations, inspections, examinations, copying and discussions involving the Collateral Manager or its properties or books and records shall be limited to its activities relating to the Collateral.

Section 7. Information.

The Collateral Manager shall deliver to the Investor Agent the financial statements of the Collateral Manager required by, and within the times provided in, Section 5.1 of the Note Purchase Agreement.

Section 8. Compensation.

(a) Management Fees. On each Payment Date, the Issuer shall pay to the Collateral Manager, for services rendered under this Agreement, the Collateral Management Fee in accordance with, and subject to, Section 2.8(f) of the Note Purchase Agreement.

(b) Expenses of Collateral Manager. The Collateral Manager shall be responsible for its costs and expenses in performing its obligations hereunder.

(c) Fees Payable on Termination, Resignation or Removal. If this Agreement is terminated for any reason or the entity then serving as Collateral Manager hereunder resigns or is removed, the Collateral Management Fee owing to such entity as provided in Section 8(a) hereof shall be payable through the effective date of the termination, resignation or removal of such entity, prorated for any partial periods between Payment Dates during which this Agreement was in effect with respect to such entity, and such prorated amount shall be due and payable on the first Payment Date following the date of such termination on which funds are available for such purpose pursuant to Section 2.8(f) of the Note Purchase Agreement.

Section 9. Limits of Collateral Manager Responsibility.

The Collateral Manager assumes no responsibility under this Agreement other than to perform the Collateral Manager’s duties called for hereunder and under the terms of the Note Purchase Agreement applicable to the Collateral Manager, in good faith and, subject to the standard of conduct described in the next succeeding sentence, shall not be responsible for any action of the Issuer, the Investor Agent or the Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager. The Collateral Manager (and its Affiliates, investors, members, managers, officers, directors, employees, agents and professionals) shall not be liable to the Issuer, the Investor Agent, the Investors, the Trustee or any other person for any losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Liabilities”) incurred by any such person which arise out of or in connection with the performance by the Collateral Manager of its duties hereunder, except, in the case of the Collateral Manager only, by reason of acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of, or reckless disregard with respect to, the obligations of the Collateral Manager hereunder and under the terms of the Note Purchase Agreement applicable to the Collateral Manager.

Section 10. No Joint Venture; Non-Consolidation Matters.

(a) The Issuer and the Collateral Manager are not partners or joint venturers with each other, and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager’s relation to the Issuer shall be deemed to be that of an independent contractor.

(b) The Issuer hereby acknowledges that the Investors are entering into the transactions contemplated by the Financing Documents in reliance on the Issuer’s identity as a legal entity separate from the Collateral Manager and the other Affiliates of the Collateral Manager. From and after the Closing Date, the Issuer shall take such actions as shall be required in order that:

(i) the Issuer will maintain limited liability company records and books of account separate from those of each of its Affiliates and stationery that are separate and distinct from those of each of its Affiliates;

(ii) the Issuer’s assets will be maintained in a manner that facilitates their identification and segregation from those of any of its Affiliates;

(iii) the Issuer will strictly observe limited liability company formalities in its dealings with the public and with each of its Affiliates, and funds or other assets of the Issuer will not be commingled with those of any of its Affiliates, except as may be permitted by the Financing Documents. The Issuer will at all times, in its dealings with the public and with each of its Affiliates, hold itself out and conduct itself as a legal entity separate and distinct from each of its Affiliates. The Issuer will not maintain joint bank accounts or other depository accounts to which any of its Affiliates (other than the Collateral Manager) has independent access;

(iv) the Issuer will compensate each of its consultants and agents from the Issuer’s own funds for services provided to the Issuer;

(v) the Issuer shall conduct its affairs strictly in accordance with its certificate of formation and limited liability company operating agreement and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special members’ and managers’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts;

(vi) the Issuer shall take or refrain from taking, as applicable, each of the activities specified in the “substantive consolidation” opinion of Winston & Strawn LLP, delivered on the Closing Date, upon which the conclusions expressed therein are based; and

(vii) the Issuer will not hold itself out to be responsible for the debts of any of its Affiliates.

Section 11. Term; Removal and Resignation.

(a) General. This Agreement shall commence as of the date first set forth above and shail continue in force and effect until the earlier of (i) the payment in full of the Notes and the termination of the Note Purchase Agreement in accordance with its terms and (ii) the liquidation of the Collateral and the final distribution of the proceeds of such liquidation to the Investors and the Collateral Manager. The entity serving as Collateral Manager hereunder may resign or be removed as provided below in this Section 11 with the effect specified in Section 12 hereof.

(b) No Resignation of Collateral Manager. The Collateral Manager may not resign unless required by applicable law.

(c) Removal of Collateral Manager for Cause. The Collateral Manager may be removed for cause by the Required Investors upon 30 days’ prior written notice to the Collateral Manager. For purposes of determining “cause” with respect to the removal of the Collateral Manager pursuant to this Agreement, such term shall mean any one of the following events:

(i) the Collateral Manager willfully violates any provision of this Agreement or the Note Purchase Agreement applicable to the Collateral Manager;

(ii) other than as provided for in clause (i) above, the Collateral Manager breaches any provision of this Agreement or any terms of the Note Purchase Agreement applicable to the Collateral Manager (it being understood that failure to meet any Coverage Test or any Collateral Quality Test does not in and of itself constitute such a violation), except for any violation or breach that has not had, and would not reasonably be expected to have, a material adverse effect on the Collateral or the Investors, and the Collateral Manager fails to cure such breach within 30 days of the Collateral Manager’s becoming aware of, or its receiving notice from the Investor Agent of, such breach, or, if such breach is not capable of cure within 30 days, the Collateral Manager fails to cure such breach within the period in which a reasonably, diligent person could cure such breach (but in no event more than 60 days);

(iii) the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial portion of its assets a receiver, administrator, administrative receiver,

trustee or similar officer; or the Collateral Manager (A) admits in writing its inability to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally, (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days, (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency, or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days;

(iv) the occurrence of any Event of Default under subsections (d) or (e) of Section 6.1 of the Note Purchase Agreement primarily resulting from a breach by the Collateral Manager of any of its obligations under the Note Purchase Agreement or this Agreement; or

(v) the occurrence of an act by the Collateral Manager which constitutes fraud or criminal activity in the performance of the Collateral Manager’s obligations under this Agreement, or the Collateral Manager being indicted, or any of its executive officers having responsibility over the management of the Collateral being indicted and remaining employed by the Collateral Manager, for a criminal offense materially related to the Collateral Manager’s management of collateral or investments or the Collateral Manager’s investment management activities.

(d) If any of the events specified in clauses (i) through (v) of Section 11(c) hereof shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, the Trustee and the Investor Agent upon the Collateral Manager’s becoming aware of the occurrence of such event. The Required Investors may (but shall not be under any obligation to) waive any event described in any of clauses (i), (ii), (iv) and (v) of such Section 11(c) as a basis for termination of this Agreement and removal of the Collateral Manager under such Section 11(c).

Section 12. Obligations of Resigning or Removed Collateral Manager; Effect of Termination, Resignation or Removal.

(a) Appointment of Successor Collateral Manager. Any removal or resignation of the Collateral Manager while any Advances are outstanding will be effective only upon (i) the appointment by the Issuer of a successor Collateral Manager that is an established institution (A) that has demonstrated an ability to perform professionally and competently duties similar to those required of the Collateral Manager hereunder, (B) that is legally qualified and has the capacity to act as successor to the Collateral Manager under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Collateral Manager hereunder and (C) that has been approved by the Required Investors and (ii) written acceptance of appointment by such successor Collateral Manager having been delivered to the Issuer, the Trustee and the Investor Agent (upon satisfaction of such conditions, an “Approved Replacement”). Following the resignation or removal of the Collateral Manager, the Issuer shall use all commercially reasonable efforts to appoint a successor Collateral Manager, and the Issuer, the Trustee, the Investor Agent and the resigning or removed Collateral Manager shall take such action, consistent with this Agreement and the terms of the Note Purchase Agreement applicable to the Collateral Manager, as shall be necessary to effectuate any such succession.

In the event that the Collateral Manager has been terminated or has resigned and the Issuer shall have not appointed a successor on or prior to the date that is 60 days following the date of the termination or resignation notice delivered in accordance with this Agreement, the Issuer or the resigning or removed collateral manager may petition any court of competent jurisdiction in the United States of America for the appointment of a successor collateral manager (which meets the conditions set forth in the immediately preceding paragraph other than clause (i)(C)), which appointment shall not require the consent of, nor be subject to the disapproval of, the Issuer or any Investor.

On the effectiveness of any resignation or removal of the Collateral Manager, all authority and power of the resigning or removed Collateral Manager under this Agreement and the Note Purchase Agreement, whether with respect to the Collateral or otherwise, shall automatically and without further action by any person or entity pass to and be vested in the successor Collateral Manager.

(b) Effect of Termination, Resignation or Removal. From and after the effective date of the termination of this Agreement or the resignation or removal of the Collateral Manager hereunder, the Collateral Manager (or, in the case of resignation or removal, the resigning or removed Collateral Manager) shall not be entitled to compensation for further services hereunder but shall be paid all compensation accrued to the effective date of the termination, resignation or removal of the Collateral Manager, as provided in Section 8 hereof, shall be entitled to receive any amounts, to which the Collateral Manager is or becomes entitled under Section 9 hereof (without regard to whether such amounts have been determined on the date of termination) and shall be entitled to retain any Notes issued to it, (ii) shall remain liable to the extent set forth herein (but subject to Section 9 hereof) (A) for its acts or omissions hereunder arising prior to such termination, resignation or removal, (B) for any expenses, losses, damages, liabilities, demands, charges and claims (including, without limitation, reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 14(b) hereof and (C) from any failure of the Collateral Manager to comply with the provisions of this Agreement and (iii) shall reasonably cooperate in any proceeding arising in connection with this Agreement, the Note Purchase Agreement or any of the Collateral (excluding any such proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) upon receipt of appropriate indemnification and expense reimbursement. Upon any such termination, resignation or removal, the Collateral Manager shall, as soon as practicable:

(i) deliver to the Issuer all property and documents of the Investor Agent, the Issuer or the Trustee or otherwise relating to the Collateral then in the custody of the Collateral Manager, but shall be entitled to keep a copy of any such documents; and

(ii) deliver to the Investor Agent an accounting with respect to the books and records delivered to the Investor Agent or the successor Collateral Manager.

Section 13. Delegation; Assignments.

(a) Delegation by Collateral Manager. The Collateral Manager may delegate to third parties (including its Affiliates), who it shall select with reasonable care, and may employ third parties to execute any or all of the duties assigned to the Collateral Manager hereunder; provided, however, that (i) the Collateral Manager shall not be relieved of any of its duties hereunder as a result of such delegation to or employment of third parties and (ii) the Collateral Manager shall be solely responsible for the fees and expenses payable to any such third party. Notwithstanding anything in this Section 13 to the contrary, no delegation of duties by the Collateral Manager shall relieve it from any liability hereunder.

(b) Assignment by Collateral Manager. Any assignment of this Agreement to any Person, in whole or in part, by the Collateral Manager shall be deemed null and void unless (i) such assignment is consented to in writing by the Issuer and the Required Investors and (ii) the assignee has executed and delivered to the Issuer, the Trustee and the Investor Agent a counterpart of this Agreement or another appropriate instrument accepting such assignment and naming such assignee as Collateral Manager. Upon the execution and delivery of such a counterpart or other instrument by the assignee, the Collateral Manager shall be released from further obligations pursuant to this Agreement, except with respect to the Collateral Manager’s obligations arising under Section 9 hereof prior to such assignment and except with respect to the Collateral Manager’s obligations under Sections 6 and 12 hereof.

(c) Assignment by lssuer. This Agreement shall not be assigned by the Issuer without the prior written consent of the Collateral Manager and the Required Investors, except in the case of assignment by the Issuer to an entity that is a successor to the Issuer permitted under the Note Purchase Agreement, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder. In the event of any assignment by the Issuer, the Issuer shall use its best efforts to cause its successor to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

(d) Merger, Conversion or Consolidation of the Collateral Manager. Any corporation, partnership or limited liability company into which the Collateral Manager may be merged or converted or with which it may be consolidated, or any corporation, partnership or limited liability company, resulting from any merger, conversion or consolidation to which the Collateral Manager shall be a party, or any corporation, partnership or limited liability company succeeding to all or substantially all of the collateral management business of the Collateral Manager, shall be the successor to the Collateral Manager without any further action by the Collateral Manager, the Investor Agent, the Investors, the Trustee or any other person or entity.

Section 14. Representations and Warranties.

(a) The Issuer hereby makes in favor of the Collateral Manager each of the representations and warranties made by the Issuer in Article IV of the Note Purchase Agreement.

(b) The Collateral Manager hereby represents and warrants to the Issuer as follows:

(i) The Collateral Manager (w) is a corporation that has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, (x) has full power and authority to own its assets and to transact the business in which it is currently engaged and (y) is duly qualified and in good standing under the laws of each jurisdiction where the Collateral Manager’s ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require, such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or on the ability of the Collateral Manager to perform its obligations hereunder, or on the validity or enforceability of this Agreement.

(ii) The Collateral Manager has the necessary power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the performance of all of the Collateral Manager’s obligations hereunder. The Collateral Manager has duly executed this Agreement. No consent of any other person, including, without limitation, creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with the execution, delivery, validity or enforceability of this Agreement or the performance by the Collateral Manager of its obligations hereunder. This Agreement has been, and each instrument and document required hereunder or under the terms of the Note Purchase Agreement to be executed by the Collateral Manager shall be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Note Purchase Agreement to be executed by the Collateral Manager when executed and delivered by the Collateral Manager hereunder or under the terms of the Note Purchase Agreement shall constitute, the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their respective terms, subject to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement and the terms of the Note Purchase Agreement applicable to the Collateral Manager and the documents and instruments required to be executed by the Collateral Manager hereunder or under the terms of the Note Purchase Agreement (A) do not violate any provision of any law or regulation binding on the Collateral Manager, any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, any securities issued by the Collateral Manager or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or its ability to perform its obligations under this Agreement, (B) do not result in or require the creation or imposition of any lien on any of the Collateral Manager’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking, the existence of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or its ability to perform its obligations under this Agreement and (C) do not violate any provision of the Collateral Manager’s certificate of incorporation or bylaws.

(iv) There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under, or on the validity or enforceability of, this Agreement.

(v) The Collateral Manager (A) is not in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Collateral Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Collateral Manager of its duties hereunder and (B) is not in violation of its certificate of incorporation or bylaws.

(vi) No consent, approval, authorization or order of or declaration or filing with any governmental instrumentality or court or other person is required for the performance by it of its duties hereunder and under the Note Purchase Agreement, except such as have been duly made or obtained.

(vii) The Collateral Manager is not required to register as an investment adviser under the Advisers Act.

Section 15. Bankruptcy Non-Petition and Limited Recourse.

(a) Notwithstanding any other provision of this Agreement, the Collateral Manager covenants and agrees that it shall not, prior to the date which is one year and one day (or, if longer, any applicable preference period plus one day) after payment in full of the Obligations or, if any Offered Securities are issued by the Issuer, for at least one year and one day (or, if longer, any applicable preference period plus one day) after the latest maturing Offered Security is paid in full, institute against, or join any other Person in instituting against, the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any similar proceeding under any federal or state bankruptcy or similar law; provided that nothing in this provision shall preclude, or be deemed to stop, the Collateral Agent (a) from taking any action prior to the expiration of the aforementioned one year and one day period in (i) any case or proceeding voluntarily filed or commenced by the Issuer or (ii) any involuntary insolvency proceeding filed or commenced against the Issuer by a Person other than the Collateral Manager, or (b) from commencing against the Issuer or the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency or a liquidation proceeding. The obligations of the Issuer to the Collateral Manager under this Agreement and the other Financing Documents are limited recourse obligations payable solely from the Collateral and following realization of the Collateral and its application in accordance with the terms hereof, any outstanding obligations of the Issuer hereunder or under the other Financing Documents shall be extinguished and shall not thereafter revive. In addition, no recourse shall be had for any amounts payable or any other obligations arising under this Agreement and the other Financing Documents against any officer, member, director, employee, partner or security holder of the Issuer or any of its respective successors or assigns.

(b) The provisions of this Section 15 shall survive the termination of this Agreement

Section 16. Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including, without limitation, by facsimile) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of facsimile notice, when received in legible form, addressed as set forth below:

(a) If to the Issuer:

At the address provided for the Issuer in the Note Purchase Agreement

(b) If to the Collateral Manager:

NewStar Financial, Inc.

500 Boylston Street, Suite 1600

Boston, Massachusetts 02116

Telephone: (617) 848-2515

Fax: (617) 259-4696

Attention: David K. Roberts

(c) If to the Investor Agent, the Investors or the Trustee:

At the address provided for such Person in the Note Purchase Agreement

Any party may alter the address or telecopy number to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 16 for the giving of notice.

Section 17. Binding Nature of Agreement; Successors and Assigns; Benefits of Agreement.

The Issuer and the Collateral Manager agree that the Investors, the Trustee and the Investor Agent are intended third party beneficiaries of this Agreement (subject to the rights and defenses of the Collateral Manager hereunder). The Collateral Manager agrees that its obligations hereunder shall be enforceable, at the instance of the Issuer, on behalf of the Issuer by the Trustee under the Financing ¯ Documents, or by the Investor Agent or the Required Investors, on behalf of themselves, as provided in the Note Purchase Agreement (subject to the rights and defenses of the Collateral Manager hereunder). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

Section 18. Entire Agreement; Amendments.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing executed by the parties hereto with the consent of the Investor Agent.

Section 19. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 20. Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 21. Titles Not to Affect Interpretation.

The titles of Sections and subsections of this Agreement are for convenience only. They neither form a part of this Agreement nor are to be used in the construction or interpretation hereof.

Section 22. Execution in Counterparts.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party the signature of which appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 23. Provisions Separable.

To the fullest extent permitted by law, in case any provision in this Agreement shall be invalid, illegal or unenforceable as written, such provision shall be construed in the manner most closely resembling the apparent intent of the parties with respect to such provision so as to be valid, legal and enforceable; provided, however, that, if there is no basis for such a construction, to the fullest extent permitted by law such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and, unless the ineffectiveness of such provision destroys the basis of the bargain for one of the parties to this Agreement, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

Section 24. Number and Gender.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 25. Collateral Assignment.

The Collateral Manager hereby acknowledges and consents to the collateral assignment by the Issuer to the Trustee pursuant to the Security Agreement of all of the Issuer’s right, title and interest in and to this Agreement and agrees that all of the representations, covenants and agreements made by the Collateral Manager herein are also for the benefit of the Trustee, on behalf of the Investor Agent, the Swingline Investor and the Investors.

[signature page follows]

INDEX

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NEWSTAR FINANCIAL, INC.

By:	/s/ John J. Frishkopf
	Name:	John J. Frishkopf
	Title:	Managing Director

NEWSTAR STRUCTURED FINANCE OPPORTUNITIES, LLC

By:	/s/ John J. Frishkopf
	Name:	John J. Frishkopf
	Title:	Managing Director

Signature Page to

Collateral Management Agreement